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[IMMERSION LETTERHEAD]




Contacts:
Gayle Schaeffer
Immersion Corporation
408.350.8778
gschaeffer@immersion.com


         IMMERSION NAMES RICHARD VOGEL AS SENIOR VICE PRESIDENT/GENERAL
                          MANAGER OF IMMERSION MEDICAL

SAN JOSE, CALIF., FEBRUARY 27, 2004 (BUSINESS WIRE) -- Immersion Corporation (Nasdaq: IMMR), a leading developer and licensor of touch feedback technology, today announced the appointment of Richard Vogel as senior vice president and general manager of its wholly-owned subsidiary, Immersion Medical, Gaithersburg, Maryland, effective March 1. Vogel will report to Immersion President and Chief Executive Officer Victor Viegas.

"Richard Vogel brings market-driven leadership and a passion for building medical businesses to Immersion Medical," says Victor Viegas, president and CEO of Immersion. "He has a proven track record of commercializing products, building distribution channels and strategic alliances, and expanding international sales."

Previously, Vogel has held CEO/president/COO and general manager positions at a variety of medical device, durable medical equipment, and capital equipment companies. Over his 25-year career, Vogel has profitably grown medical start-ups as well as the medical businesses of public companies such as Kinetic Concepts, Inc. and American Cyanamid. Vogel holds a Bachelor of Arts degree from Middlebury College in Vermont and a master's degree in business administration from Harvard Business School. He speaks five languages and has extensive international experience including assignments in various locations in Europe and South America.

Pursuant to the terms of Vogel's employment agreement, Immersion has agreed to grant inducement stock options, subject to approval by Immersion's Board of Directors, effective as of the date of Vogel's commencement of employment. These options will be granted without stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 200,000 stock options, which shall be treated as nonstatutory stock options, an exercise price equal to the closing price of Immersion's stock as reported on the Nasdaq National Market on the date of Vogel's commencement of employment and vesting over four years, with 25 percent of the shares

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vesting on the one year anniversary of the employment commencement date, and with an additional 2.083 percent of the options vesting per month of service thereafter.

ABOUT IMMERSION (WWW.IMMERSION.COM)

Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across personal computing, entertainment, medical training, automotive, and three-dimensional simulation markets. Immersion and its wholly-owned subsidiaries hold more than 210 issued patents worldwide.

ABOUT IMMERSION MEDICAL

Immersion Medical designs, manufactures, and markets computer-based medical training simulation systems worldwide. The systems integrate proprietary computer software and tactile feedback robotics to create highly realistic medical procedure simulations that help train doctors. The company's four key product lines are the CathSim(R) Vascular Access Simulator, the AccuTouch(R) Endoscopy Simulator, the AccuTouch Endovascular Simulator, and AccuTouch Laparoscopic Simulator.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning the future growth of Immersion Medical; consumer and market acceptance of force feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; statements of belief and any statement or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.

For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-K and the Forms 10-Q for the Company's current fiscal year, which are on file with the

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U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business or any other developments occurring after the date of this release.

Immersion, CathSim, and AccuTouch are trademarks of Immersion Corporation.

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